Exhibit 10(18)
                             DEATH BENEFIT AGREEMENT


         THIS AGREEMENT, made this 1st day of December, 1996, by and between FIRST FEDERAL SAVINGS BANK OF MARION, a Federal savings association organized and existing under the laws of the United States of America, hereinafter referred to as "Association," and STEVEN L. BANKS, hereinafter referred to as "Employee."

                                   WITNESSETH:

         WHEREAS, the Employee is currently employed by the Association;

         WHEREAS, the Association recognizes the valuable services heretofore performed for it by Employee;

         WHEREAS, the Association desires to retain the valuable service and loyalty of Employee and to induce the Employee to remain with the Association;

         WHEREAS, the Employee wishes to be assured that his beneficiary will be entitled to a certain benefit for some definite period of time from and after Employee's death;

         WHEREAS, the Association desires to provide a death benefit payable to the designated beneficiary of Employee in the event of his death under certain circumstances and other such benefits as set forth herein, and both parties desire to enter into this Agreement to evidence the terms and conditions of such benefits;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is agreed as follows:

         1.       Various terms used herein are defined in paragraph 3.

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         2.       If Employee dies while in Active  Employment,  a death benefit will be  payable  to his  designated  beneficiary.  The  death benefit payable pursuant to this subparagraph shall be an amount equal to the difference between four times Employee's date of death annual salary and the death benefit payable to
                  Employee's   beneficiary   under  the  Financial   Institution
                  Retirement Fund defined benefit pension plan.

         3. Wherever used, the following terms shall have the meanings set forth herein:

                  (a) "Active Employment" shall mean a period of time during which Employee is rendering services to the Association after the date hereof.

                  (b) "Association" means FIRST FEDERAL SAVINGS BANK OF MARION and any successor thereto.

                  (c) "Annual Salary" shall mean the total amount of compensation subject to Form W-2 reporting requirements paid to Employee during Employee's last twelve (12) months of full-time employment.

         4. The death benefit payable pursuant to paragraph 2 above shall be paid to the beneficiary or beneficiaries irrevocably designated by Employee by written instrument delivered to the Association within six (6) months of the date hereof. If no such designation is made within said time period, or if all designated beneficiaries predecease Employee, such death benefit shall be paid as follows:

                  (a)      To Employee's spouse, if living; or if not,

                  (b) To Employee's lawful descendants, per stirpes, then living; or if none,

                  (c)      To  the  duly  appointed  legal   representative   of
                           Employee; or

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                  (d)      If there shall be no such legal  representative  duly
                           appointed and qualified within six (6) months of the date of death of Employee, then to such persons as, at the date of his death, would be entitled to share in the distribution of his personal estate under the provisions of the Indiana statute then in force governing the descent of intestate property, in the proportions specified in such statute.

         5. Every notice or other communication required by or appropriate to this Agreement from any party shall be in writing addressed to the Association at 100 W. 3rd Street, Marion, Indiana 46952, or to Financial Institution Consulting Corporation, 700 Colonial Road, Suite 260, Memphis, Tennessee 38117 or to such other addresses as shall have been specified by notice given as provided herein. Any such notice or other communication shall be deemed to have been given on the third business day after it is sent by certified mail, postage prepaid, addressed as aforesaid.

         6. Suicide. Notwithstanding anything to the contrary in this Agreement, the benefits otherwise provided herein shall not be payable if the Employee's death results from suicide, whether sane or insane, within two years after the execution of this Agreement.

         7. This document sets forth the entire Agreement and understanding between the parties hereto representing the death benefit payable by the Association upon the death of Employee, and merges all prior discussions between them with respect to that subject matter only, and no party shall be bound by any representation, definition, condition or provision other than as expressly stated in this Agreement or as subsequently set forth in an amendment hereto adopted in the manner provided above.

         8. Employee agrees on behalf of himself, his heirs, executors and administrators and any other person or persons claiming any benefit under his by virtue of this

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                  Agreement that their  agreement and all rights,  interests and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by Employee or by any beneficiary, heir, executor, administrator or other person claiming under Employee by way of this Agreement and shall not be subject to
                  execution,   attachment  or  similar  process.  Any  attempted
                  assignment, transfer, pledge or hypothecation or any other disposition of such rights, interests and benefits contrary to the foregoing provisions or the levy or any execution, attachment or similar process thereon shall be null and void and without effect.

         9. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and successors, and any successor to the Association shall be deemed substituted for the Association under the terms of this Agreement. As used herein, the term "successor" shall include any person, firm, corporation or any other business entity which, at any time, whether by consolidation, mergers purchase or otherwise, acquires all or substantially all of the assets or business of the Association.

         10.      The  validity,   construction  and   enforceability   of  this
                  Agreement shall be governed in all respects by the law of the State of Indiana.

         11. Nothing contained in this Agreement shall be construed to be a contract for employment for any term of years nor as conferring upon Employee the right to continue employment with the Association, in Employee's present capacity, or in any other capacity except as Employee. It is not intended as a current employment contract.

         12. Notwithstanding any of the preceding provisions of this Agreement, neither the Association, nor any individual acting as an employee or agent of the Association or as a member of the Board of Directors shall be liable to any Employee, former

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                  Employee,  or any other person for any claim, loss,  liability or expense incurred in connection with this Agreement.

         13. Nothing contained in this Agreement shall affect the right of the Employee to participate in, or be covered by, any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Association's existing or future compensation structure.

         14. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and which shall constitute but one and the same agreement, which shall be sufficiently evidenced for all purposes by any one executed counterpart.

         15. This Agreement cannot be amended except by the written mutual consent of both parties hereto.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on this 1st day of December, 1996.

                                /s/ Steven L. Banks
                                Steven L. Banks - Employee
                                FIRST FEDERAL SAVINGS BANK OF MARION


                                By:      /s/ John Dalton
                                Title             President



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